EDGAR(R) Online Reports First Quarter Results

SOUTH NORWALK, Conn., May 1 /PRNewswire-FirstCall/ -- EDGAR(R) Online(R), Inc. (Nasdaq: EDGR), today announced that revenues increased 5% to $4.1 million for the quarter ended March 31, 2007, compared to $3.9 million for the same quarter last year. EDGAR Online is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals.

During the first quarter of 2007, the Company enhanced its I-Metrix suite of products with the release of version 2.0. I-Metrix is the first platform in the world to combine an eXtensible Business Reporting Language (XBRL) database containing financial information on more than 11,000 public companies with the full range of features available in Microsoft Office 2007. The majority of new sales in the first quarter of 2007 were I-Metrix products.

Susan Strausberg, EDGAR Online's CEO, said, "Recently, we announced the nomination of two new outside directors to our Board and brought in a new President to drive progress toward our goals. In addition, in April 2007, we strengthened our balance sheet by securing a credit facility, thereby improving our financial condition without diluting our existing shareholders. We have also continued our investment in the sales team by adding new staff with the certified industry credentials essential to support our premier product line. We are looking forward to leveraging all of these new resources in support of our growth strategy."

Operating loss was ($1.6 million), or ($0.06) per share, for both the first quarter of 2007 and the same quarter last year. Net loss for both the first quarter of 2007 and the same quarter last year was ($1.6 million), or ($0.06) per share.

Deferred revenue increased 8% to $4.2 million in the first quarter of 2007, compared to $3.9 million in the first quarter of 2006. Deferred revenue represents amounts already billed to customers that will be recognized as revenue in future quarters as the Company's subscription and data products are utilized. At March 31, 2007, cash, cash equivalents and short-term investments totaled $2.4 million, compared to $3.1 million at December 31, 2006.

Subsequent to March 31, 2007, the Company strengthened its balance sheet by negotiating a $2.5 million three-year term loan and establishing a $2.5 million secured revolving credit facility. The term loan provides the Company with immediate additional capital and the line of credit, to be drawn down only if needed, gives EDGAR Online the additional financial flexibility to support its growth plans.

KEY FINANCIAL METRICS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006

Subscriptions	$2,273	$2,260
Data Licenses	1,627	1,589
Advertising and E-commerce	202	69
Total Revenues	$4,102	$3,918

Net Loss	$(1,552)	$(1,584)
Other Income, net	(17)	(39)
Operating Loss	$(1,569)	$(1,623)
Stock Compensation Expense	265	263
Amortization and Depreciation	437	459
EBITDA	$(867)	$(901)

Net Loss per share	$(0.06)	$(0.06)
EBITDA per share	$(0.03)	$(0.04)

In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. EBITDA also excludes the non-cash charge for stock compensation expense. As required by the SEC, the Company provides the above reconciliation to net loss, which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company by excluding certain non-cash expenses, such as stock compensation expense, as well as non- operating items that are not indicative of its core operating results. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting future periods. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net loss or any other GAAP measure. Because not all companies calculate EBITDA in the same manner, the Company's definition of EBITDA might not be consistent with that of other companies.

EDGAR Online will hold its quarterly conference call to review results for the first quarter ended March 31, 2007 today, Tuesday, May 1, 2007, at 5 p.m. EDT. Susan Strausberg, CEO, Philip Moyer, President, and Greg D. Adams, COO and CFO, will host the call. To participate, please call: (866) 585-6398 (toll-free for domestic callers) or (416) 849-9626 (international callers). The call will also be broadcast simultaneously over the Internet at http://www.edgar-online.com/investor/. Investors also have the option of calling (866) 245-6755 (domestic) or (416) 915-1035 (international), passcode 560171, for the teleconference replay, which will be available for approximately one week beginning at 7 p.m. on May 1, 2007.

About EDGAR(R) Online, Inc.

EDGAR Online, Inc. (Nasdaq: EDGR), http://www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The Company makes information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities, (viii) risks in connection with acquisitions,(ix) the level of demand and market acceptance of our services and (x) changes in our business strategies.

EDGAR(R) is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

EDGAR Online, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Subscriptions	$2,273	$2,260
Data licenses	1,627	1,589
Advertising and e-commerce	202	69
Total revenues	4,102	3,918

Total cost of sales	679	616

Gross profit	3,423	3,302

Sales and marketing	1,295	1,234
Product development	1,025	965
General and administrative	2,235	2,267
Amortization and depreciation	437	459
Total operating expenses	4,992	4,925

Operating loss	(1,569)	(1,623)

Other income, net	17	39

Net loss	$(1,552)	$(1,584)

Weighted average shares outstanding
- basic and diluted	25,828	25,064

Net loss per share - basic and diluted	$(0.06)	$(0.06)

EDGAR Online, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

Assets
	March 31, 2007	December 31, 2006
	(unaudited)

Cash, cash equivalents and short-term investments	$2,407	$3,070
Accounts receivable, net	2,298	2,550
Other assets	287	229
Total current assets	4,992	5,849

Property and equipment, net	1,083	1,132
Goodwill	2,189	2,189
Intangible assets, net	5,132	5,444
Other assets	1,244	1,258
Total assets	$14,640	$15,872

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$1,681	$2,084
Deferred revenues	4,212	3,858
Total current liabilities	5,893	5,942

Stockholders' equity:
Common stock	272	270
Treasury stock	(2,132)	(2,132)
Additional paid-in capital	69,973	69,606
Accumulated deficit	(59,366)	(57,814)
Total stockholders' equity	8,747	9,930

Total liabilities and stockholders' equity	$14,640	$15,872

SOURCE EDGAR Online, Inc.

-0-             05/01/2007
/CONTACT: Greg Adams, COO and CFO of EDGAR(R) Online(R), Inc.,
+1-203-852-5666, or gadams@edgar-online.com/
/Web site: http://www.edgar-online.com
http://www.edgar-online.com/investor /
(EDGR)